As filed with the Securities and Exchange Commission on June 20, 2011
Registration No. 333-173579
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 2
to
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
LRI Holdings, Inc. *
(Exact Name of Registrant as Specified in its Charter)

Delaware	5812	20-5894571
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
3011 Armory Drive, Suite 300
Nashville, Tennessee 37204
(615) 885-9056
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Amy L. Bertauski
Chief Financial Officer
LRI Holdings, Inc.
3011 Armory Drive, Suite 300
Nashville, Tennessee 37204
(615) 885-9056
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Peter J. Loughran, Esq.
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
(212) 909-6000

*	Information regarding additional registrants is contained in the Table of Additional Registrants on the following page.
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered	Per Unit(1)	Price	Registration Fee(2)
10.75% Senior Secured Notes due 2017 of Logan’s Roadhouse, Inc.	$355,000,000	100%	$355,000,000	$41,215.50(2)
Guarantee of 10.75% Senior Secured Notes due 2017 by LRI Holdings, Inc.	—	—	—	None(3)
Guarantee of 10.75% Senior Secured Notes due 2017 by Logan’s Roadhouse of Kansas, Inc.	—	—	—	None(3)
Guarantee of 10.75% Senior Secured Notes due 2017 by Logan’s Roadhouse of Texas, Inc.	—	—	—	None(3)
Total	$355,000,000	100%	$355,000,000	$41,215.50(2)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.
(2)	The registration fee has been calculated under Rule 457(f) of the Securities Act. Previously paid.
(3)	LRI Holdings, Inc., Logan’s Roadhouse of Kansas, Inc. and Logan’s Roadhouse of Texas, Inc. will fully and unconditionally guarantee the senior secured notes being registered hereby. Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantee is payable.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

State or Other
Jurisdiction of
Exact Name of Registrant		Incorporation	I.R.S. Employer
as Specified in its Charter		or Organization	Identification Number

Logan’s Roadhouse, Inc.*	Issuer	Tennessee	62-1602074
Logan’s Roadhouse of Kansas, Inc.*	Subsidiary Guarantor	Kansas	20-5948716
Logan’s Roadhouse of Texas, Inc.*	Subsidiary Guarantor	Texas	74-2902372

*	The address including zip code and telephone number including area code for each additional registrant is 3011 Armory Drive, Suite 300, Nashville, TN 37204, (615) 885-9056.

EXPLANATORY NOTE

This Amendment No. 2 is being filed solely for the purpose of filing Exhibit 5.2 to the Registration Statement (Commission File No. 333-173579). No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 20 or 22 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

LRI Holdings, Inc.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”), provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our amended and restated by-laws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Logan’s Roadhouse, Inc.

The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interest, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

Section 5.6 of the Amended Bylaws of Logan’s Roadhouse, Inc. provides that it shall indemnify and advance expenses to each director and officer of the Corporation, or any person who may have served at the request of its Board of Directors or its Chief Executive Officer as a director or officer of another corporation (and, in either case, his heirs, executors and administrators), to the full extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted.

Additionally, Logan’s Roadhouse, Inc. has obtained directors’ and officers’ liability insurance, the effect of which is to indemnify its directors and officers against certain damages and expenses because of any expense, liability or loss whether or not Logan’s Roadhouse, Inc. would have the power to indemnify such person against such expense, liability or loss under Section 5.6 of the Bylaws of Logan’s Roadhouse, Inc. or the TBCA.

Logan’s Roadhouse of Kansas, Inc.

Section 17-6305 (“Section 17-6305”) of the Kansas General Corporation Code (“KGCC”) provides that a Kansas corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Kansas corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where a present or former officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys’ fees) which such person has actually and reasonably incurred.

Section 17-6305 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 17-6305.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Kansas Guarantor’s articles of incorporation, its bylaws, agreement, vote of stockholders or disinterested directors or otherwise. A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or the bylaws may not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Logan’s Roadhouse of Texas, Inc.

Chapter 8 of the Texas Business Organizations Code permits Texas corporations, in certain circumstances, to indemnify any present or former director, officer, employee or agent of the corporation against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of the corporation. Section 8.151 of the Texas Business Organizations Code also permits Texas corporations to purchase and maintain liability insurance for directors and officers.

Sections 9.1 and 9.4 of the By laws of Logan’s Roadhouse of Texas, Inc. allows it to indemnify or advance the expenses of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in favor of by reason of the fact that he is or was its director, officer, employee, or agent against expenses (including, attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation.

Additionally, Logan’s Roadhouse of Texas, Inc. has obtained directors’ and officers’ liability insurance, the effect of which is to indemnify its directors and officers against certain damages and expenses because of any expense, liability or loss whether or not Logan’s Roadhouse, Inc. would have the power to indemnify such person against such expense, liability or loss under Article IX of the Bylaws of Logan’s Roadhouse of Texas, Inc.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibits.

The following exhibits are included as exhibits to this Registration Statement.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of August 27, 2010, by and among LRI Holdings, Inc., Roadhouse Parent Inc., Roadhouse Merger Inc. and LRI Acquisition, LLC, as the Stockholders’ Representative.*
3.1	Amended and Restated Certificate of Incorporation of LRI Holdings, Inc.*
3.2	Amended and Restated By-Laws of LRI Holdings, Inc.*
3.3	Amended and Restated Charter (as amended) of Logan’s Roadhouse, Inc.*
3.4	Amended and Restated Bylaws of Logan’s Roadhouse, Inc.*
3.5	Articles of Incorporation of Logan’s Roadhouse of Texas, Inc.*
3.6	By-Laws of Logan’s Roadhouse of Texas, Inc.*
3.7	For Profit Articles of Incorporation of Logan’s Roadhouse of Kansas, Inc.*
3.8	By-Laws of Logan’s Roadhouse of Kansas, Inc.*
4.1	Credit Agreement, dated as of October 4, 2010, among Roadhouse Merger Inc. (to be merged with and into LRI Holdings, Inc.) and Roadhouse Financing Inc. (to be merged with and into Logan’s Roadhouse, Inc.), as Borrower, the Several Lenders from Time to Time Parties thereto, JPMorgan Chase Bank, N.A., Credit Suisse AG, as Co-Documentation Agents, Credit Suisse AG, as Syndication Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent, together with the Joinder to the Credit Agreement, dated as of October 4, 2010, made by LRI Holdings, Inc. and Logan’s Roadhouse, Inc. for the benefit of the Lenders under the Credit Agreement.*
4.2	First Lien Guarantee and Collateral Agreement, dated as of October 4, 2010, made by Roadhouse Merger Inc. (to be merged with and into LRI Holdings, Inc.) and Roadhouse Financing Inc. (to be merged with and into Logan’s Roadhouse, Inc.) and the Guarantors Identified Therein, in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, together with the Assumption Agreement to the First lien Guarantee and the Collateral Agreement, dated October 4, 2010, made by LRI Holdings, Inc., Logan’s Roadhouse, Inc., Logan’s Roadhouse of Texas, Inc. and Logan’s Roadhouse of Kansas, Inc. in favor of JPMorgan Chase Bank N.A., as Administrative Agent under the Credit Agreement.*
4.3	Security Agreement, dated as of October 4, 2010, made by Roadhouse Merger Inc. (to be merged with and into LRI Holdings, Inc.) and Roadhouse Financing Inc. (to be merged with and into Logan’s Roadhouse, Inc.), in favor of Wells Fargo Bank, National Association, as Collateral Agent, together with the Joinder Agreement to Security Agreement dated as of October 4, 2010 made by LRI Holdings, Inc., Logan’s Roadhouse, Inc., Logan’s Roadhouse of Texas, Inc., Logan’s Roadhouse of Kansas, Inc., in favor of Wells Fargo Bank, National Association, as Collateral Agent under the Security Agreement.*
4.4	Intercreditor Agreement, dated as of October 4, 2010, among JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Collateral Agent, Roadhouse Financing Inc. (to be merged with and into Logan’s Roadhouse, Inc.), and each of the other Loan Parties party thereto, together with the Joinder to Intercreditor Agreement dated as of October 4, 2010 by LRI Holdings, Inc., Logan’s Roadhouse, Inc., Logan’s Roadhouse of Texas, Inc., Logan’s Roadhouse of Kansas, Inc., in favor of JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association.*
4.5	Indenture, dated as of October 4, 2010, among Roadhouse Financing Inc. (to be merged with and into Logan’s Roadhouse, Inc.), Roadhouse Merger Inc. (to be merged with and into LRI Holdings, Inc.) and Wells Fargo Bank, National Association, as Trustee and Wells Fargo Bank, National Association, as Collateral Agent, relating to the 10.75% Senior Secured Notes due 2017, together with the Supplemental Indenture for Merger entered into as of October 4, 2010 by and among Logan’s Roadhouse, Inc., LRI Holdings, Inc., Logan’s Roadhouse of Texas, Inc., Logan’s Roadhouse of Kansas, Inc., Wells Fargo Bank, National Association, as Trustee and Wells Fargo Bank, National Association, as Collateral Agent under the Indenture.*
4.6	Form of 10.75% Senior Secured Note due 2017 (included in Exhibit 4.5 hereto).*

Exhibit
Number		Description

4.7		Registration Rights Agreement, dated as of October 4, 2010, by and among Roadhouse Financing Inc., Roadhouse Merger Inc., and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, relating to the 10.75% Senior Secured Notes due 2017, together with the Joinder to Registration Rights Agreement dated October 4, 2010 by and among Roadhouse Financing Inc., Roadhouse Merger Inc., and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC.*
5.1		Opinion of Debevoise & Plimpton LLP.*
5.2		Opinion of Bass, Berry & Sims PLC.
5.3		Opinion of Stinson Morrison Hecker LLP.*
5.4		Opinion of Brown McCarroll, L.L.P.*
10	.1†	Employment agreement with G. Thomas Vogel, effective as of March 23, 2011.*
10	.2†	Roadhouse Holding Inc. Stock Incentive Plan.*
10	.3†	Stockholders’ Agreement, dated November 19, 2010, among Roadhouse Holding Inc., Kelso Investment Associates VIII, L.P., Stephen R. Anderson, Amy L. Bertauski, David Cavallin, Scott Dever, Robert R. Effner, James B. Kuehnhold, Paul S. Pendleton, Lynne D. Wildman and George T. Vogel.*
10	.4†	Advisory Agreement, dated October 4, 2010, between Logan’s Roadhouse, Inc. and Kelso & Company, L.P.*
10	.5†	Stockholder’s Registration Rights Agreement, dated as of November 19, 2010, among Roadhouse Holding Inc., Kelso Investment Associates VIII, L.P., KEP VI, LLC, Stephen R. Anderson, Amy L. Bertauski, David Cavallin, Scott Dever, Robert R. Effner, James B. Kuehnhold, Paul S. Pendleton, Lynne D. Wildman and George T. Vogel.*
10	.6†	Form of Stock Option Agreement.*
10	.7†	Logan’s Roadhouse, Inc. Non-Qualified Savings Plan.*
10	.8†	Logan’s Roadhouse, Inc. Non-Qualified Savings Plan, Rabbi Trust Agreement.*
10	.9†	Logan’s Roadhouse, Inc. 2007 Stock Option Plan.*
12.1		Statement regarding Computation of Ratios of Earnings to Fixed Charges.*
21.1		List of Subsidiaries.*
23.1		Consent of Deloitte & Touche LLP.*
23.2		Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).*
23.3		Consent of Bass, Berry & Sims PLC (included in Exhibit 5.2).
23.4		Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.3).*
23.5		Consent of Brown McCarroll, L.L.P. (included in Exhibit 5.4).*
25.1		Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association.*
99.1		Form of Letter of Transmittal.*
99.2		Form of Notice of Guaranteed Delivery.*
99.3		Form of Letter to Nominee.*
99.4		Form of Letter to Clients.*
99.5		Instruction to Registered Holder or DTC Participant From Beneficial Owner.*

†	Denotes management contract or compensatory plan or arrangement.

*	Previously filed.

ITEM 22.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, LRI Holdings, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on June 20, 2011.

LRI HOLDINGS, INC.

By:	/s/ Amy L. Bertauski
Name:     Amy L. Bertauski

Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 20, 2011 by the following persons in the capacities indicated.

Signature	Title

* G. Thomas Vogel	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Amy L. Bertauski Amy L. Bertauski	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Philip E. Berney	Director

* Stephen C. Dutton	Director

* Michael P. O’Donnell	Director

* Stanley de J. Osborne	Director

By:	/s/ Amy L. Bertauski Amy L. Bertauski as attorney-in-fact pursuant to authority granted by powers of attorney, copies of which have been previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Logan’s Roadhouse, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on June 20, 2011.

LOGAN’S ROADHOUSE, INC.

By:	/s/ Amy L. Bertauski
Name:     Amy L. Bertauski

Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 20, 2011 by the following persons in the capacities indicated.

Signature	Title

* G. Thomas Vogel	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Amy L. Bertauski Amy L. Bertauski	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Philip E. Berney	Director

* Stephen C. Dutton	Director

* Michael P. O’Donnell	Director

* Stanley de J. Osborne	Director

By:	/s/ Amy L. Bertauski Amy L. Bertauski as attorney-in-fact pursuant to authority granted by powers of attorney, copies of which have been previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Logan’s Roadhouse of Kansas, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on June 20, 2011.

LOGAN’S ROADHOUSE OF KANSAS, INC.

By:	/s/ Amy L. Bertauski
Name:      Amy L. Bertauski

Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 20, 2011 by the following persons in the capacities indicated.

Signature	Title

* G. Thomas Vogel	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Amy L. Bertauski Amy L. Bertauski	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

By:	/s/ Amy L. Bertauski Amy L. Bertauski as attorney-in-fact pursuant to authority granted by powers of attorney, copies of which have been previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Logan’s Roadhouse of Texas, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on June 20, 2011.

LOGAN’S ROADHOUSE OF TEXAS, INC.

By:	/s/ Amy L. Bertauski
Name:     Amy L. Bertauski

Title:	Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 20, 2011 by the following persons in the capacities indicated.

Signature	Title

* William M. Brown	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

* Robert A. Dennison III	Secretary and Director

/s/ Amy L. Bertauski Amy L. Bertauski	Assistant Treasurer and Director

By:	/s/ Amy L. Bertauski Amy L. Bertauski as attorney-in-fact pursuant to authority granted by powers of attorney, copies of which have been previously filed

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of August 27, 2010, by and among LRI Holdings, Inc., Roadhouse Parent Inc., Roadhouse Merger Inc. and LRI Acquisition, LLC, as the Stockholders’ Representative.*
3.1	Amended and Restated Certificate of Incorporation of LRI Holdings, Inc.*
3.2	Amended and Restated By-Laws of LRI Holdings, Inc.*
3.3	Amended and Restated Charter (as amended) of Logan’s Roadhouse, Inc.*
3.4	Amended and Restated Bylaws of Logan’s Roadhouse, Inc.*
3.5	Articles of Incorporation of Logan’s Roadhouse of Texas, Inc.*
3.6	By-Laws of Logan’s Roadhouse of Texas, Inc.*
3.7	For Profit Articles of Incorporation of Logan’s Roadhouse of Kansas, Inc.*
3.8	By-Laws of Logan’s Roadhouse of Kansas, Inc.*
4.1	Credit Agreement, dated as of October 4, 2010, among Roadhouse Merger Inc. (to be merged with and into LRI Holdings, Inc.) and Roadhouse Financing Inc. (to be merged with and into Logan’s Roadhouse, Inc.), as Borrower, the Several Lenders from Time to Time Parties thereto, JPMorgan Chase Bank, N.A., Credit Suisse AG, as Co-Documentation Agents, Credit Suisse AG, as Syndication Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent, together with the Joinder to the Credit Agreement, dated as of October 4, 2010, made by LRI Holdings, Inc. and Logan’s Roadhouse, Inc. for the benefit of the Lenders under the Credit Agreement.*
4.2	First Lien Guarantee and Collateral Agreement, dated as of October 4, 2010, made by Roadhouse Merger Inc. (to be merged with and into LRI Holdings, Inc.) and Roadhouse Financing Inc. (to be merged with and into Logan’s Roadhouse, Inc.) and the Guarantors Identified Therein, in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, together with the Assumption Agreement to the First lien Guarantee and the Collateral Agreement, dated October 4, 2010, made by LRI Holdings, Inc., Logan’s Roadhouse, Inc., Logan’s Roadhouse of Texas, Inc. and Logan’s Roadhouse of Kansas, Inc. in favor of JPMorgan Chase Bank N.A., as Administrative Agent under the Credit Agreement.*
4.3	Security Agreement, dated as of October 4, 2010, made by Roadhouse Merger Inc. (to be merged with and into LRI Holdings, Inc.) and Roadhouse Financing Inc. (to be merged with and into Logan’s Roadhouse, Inc.), in favor of Wells Fargo Bank, National Association, as Collateral Agent, together with the Joinder Agreement to Security Agreement dated as of October 4, 2010 made by LRI Holdings, Inc., Logan’s Roadhouse, Inc., Logan’s Roadhouse of Texas, Inc., Logan’s Roadhouse of Kansas, Inc., in favor of Wells Fargo Bank, National Association, as Collateral Agent under the Security Agreement.*
4.4	Intercreditor Agreement, dated as of October 4, 2010, among JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Collateral Agent, Roadhouse Financing Inc. (to be merged with and into Logan’s Roadhouse, Inc.), and each of the other Loan Parties party thereto, together with the Joinder to Intercreditor Agreement dated as of October 4, 2010 by LRI Holdings, Inc., Logan’s Roadhouse, Inc., Logan’s Roadhouse of Texas, Inc., Logan’s Roadhouse of Kansas, Inc., in favor of JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association.*
4.5	Indenture, dated as of October 4, 2010, among Roadhouse Financing Inc. (to be merged with and into Logan’s Roadhouse, Inc.), Roadhouse Merger Inc. (to be merged with and into LRI Holdings, Inc.) and Wells Fargo Bank, National Association, as Trustee and Wells Fargo Bank, National Association, as Collateral Agent, relating to the 10.75% Senior Secured Notes due 2017, together with the Supplemental Indenture for Merger entered into as of October 4, 2010 by and among Logan’s Roadhouse, Inc., LRI Holdings, Inc., Logan’s Roadhouse of Texas, Inc., Logan’s Roadhouse of Kansas, Inc., Wells Fargo Bank, National Association, as Trustee and Wells Fargo Bank, National Association, as Collateral Agent under the Indenture.*
4.6	Form of 10.75% Senior Secured Note due 2017 (included in Exhibit 4.5 hereto).*

Exhibit
Number		Description

4.7		Registration Rights Agreement, dated as of October 4, 2010, by and among Roadhouse Financing Inc., Roadhouse Merger Inc., and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, relating to the 10.75% Senior Secured Notes due 2017, together with the Joinder to Registration Rights Agreement dated October 4, 2010 by and among Roadhouse Financing Inc., Roadhouse Merger Inc., and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC.*
5.1		Opinion of Debevoise & Plimpton LLP.*
5.2		Opinion of Bass, Berry & Sims PLC.
5.3		Opinion of Stinson Morrison Hecker LLP.*
5.4		Opinion of Brown McCarroll, L.L.P.*
10	.1†	Employment agreement with G. Thomas Vogel, effective as of March 23, 2011.*
10	.2†	Roadhouse Holding Inc. Stock Incentive Plan.*
10	.3†	Stockholders’ Agreement, dated November 19, 2010, among Roadhouse Holding Inc., Kelso Investment Associates VIII, L.P., Stephen R. Anderson, Amy L. Bertauski, David Cavallin, Scott Dever, Robert R. Effner, James B. Kuehnhold, Paul S. Pendleton, Lynne D. Wildman and George T. Vogel.*
10	.4†	Advisory Agreement, dated October 4, 2010, between Logan’s Roadhouse, Inc. and Kelso & Company, L.P.*
10	.5†	Stockholder’s Registration Rights Agreement, dated as of November 19, 2010, among Roadhouse Holding Inc., Kelso Investment Associates VIII, L.P., KEP VI, LLC, Stephen R. Anderson, Amy L. Bertauski, David Cavallin, Scott Dever, Robert R. Effner, James B. Kuehnhold, Paul S. Pendleton, Lynne D. Wildman and George T. Vogel.*
10	.6†	Form of Stock Option Agreement.*
10	.7†	Logan’s Roadhouse, Inc. Non-Qualified Savings Plan.*
10	.8†	Logan’s Roadhouse, Inc. Non-Qualified Savings Plan, Rabbi Trust Agreement.*
10	.9†	Logan’s Roadhouse, Inc. 2007 Stock Option Plan.*
12.1		Statement regarding Computation of Ratios of Earnings to Fixed Charges.*
21.1		List of Subsidiaries.*
23.1		Consent of Deloitte & Touche LLP.*
23.2		Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).*
23.3		Consent of Bass, Berry & Sims PLC (included in Exhibit 5.2).
23.4		Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.3).*
23.5		Consent of Brown McCarroll, L.L.P. (included in Exhibit 5.4).*
25.1		Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association.*
99.1		Form of Letter of Transmittal.*
99.2		Form of Notice of Guaranteed Delivery.*
99.3		Form of Letter to Nominee.*
99.4		Form of Letter to Clients.*
99.5		Instruction to Registered Holder or DTC Participant From Beneficial Owner.*

†	Denotes management contract or compensatory plan or arrangement.

*	Previously filed.